                                                 Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating Revenues:
Electric	$1,445	$1,620	$7,668	$6,540
Natural gas	337	321	1,131	1,083
Total operating revenues	1,782	1,941	8,799	7,623
Operating Expenses:
Fuel and purchased power	242	527	2,306	1,681
Natural gas purchased for resale	115	106	348	320
Other operations and maintenance	527	514	1,974	1,969
Depreciation and amortization	400	465	1,568	1,590
Taxes other than income taxes	138	131	577	547
Total operating expenses	1,422	1,743	6,773	6,107
Operating Income	360	198	2,026	1,516
Other Income, Net	90	124	347	417
Interest Charges	206	171	776	663
Income Before Income Taxes	244	151	1,597	1,270
Income Taxes (Benefit)	(9)	(57)	136	83
Net Income	253	208	1,461	1,187
Less: Net Income Attributable to Noncontrolling Interests	1	1	5	5
Net Income Attributable to Ameren Common Shareholders	$252	$207	$1,456	$1,182

Earnings per Common Share – Basic	$0.93	$0.77	$5.38	$4.43

Earnings per Common Share – Diluted	$0.92	$0.77	$5.35	$4.42

Weighted-average Common Shares Outstanding – Basic	271.5	267.4	270.5	266.8
Weighted-average Common Shares Outstanding – Diluted	273.7	268.9	272.2	267.4

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$13	$7
Accounts receivable - trade (less allowance for doubtful accounts)	665	525
Unbilled revenue	415	346
Miscellaneous accounts receivable	107	96
Inventories	774	762
Current regulatory assets	387	366
Other current assets	210	162
Total current assets	2,571	2,264
Property, Plant, and Equipment, Net	39,313	36,304
Investments and Other Assets:
Nuclear decommissioning trust fund	1,526	1,342
Goodwill	411	411
Regulatory assets	2,524	2,397
Pension and other postretirement benefits	977	757
Other assets	1,154	1,123
Total investments and other assets	6,592	6,030
TOTAL ASSETS	$48,476	$44,598
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$973	$317
Short-term debt	643	1,143
Accounts and wages payable	1,254	1,059
Interest accrued	229	196
Customer deposits	238	223
Other current liabilities	570	475
Total current liabilities	3,907	3,413
Long-term Debt, Net	18,214	17,262
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and production and investment tax credits, net	5,181	4,474
Regulatory liabilities	6,255	5,897
Asset retirement obligations	849	822
Other deferred credits and liabilities	540	487
Total deferred credits and other liabilities	12,825	11,680
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	8,106	7,513
Retained earnings	5,292	4,604
Accumulated other comprehensive loss	—	(6)
Total shareholders’ equity	13,401	12,114
Noncontrolling Interests	129	129
Total equity	13,530	12,243
TOTAL LIABILITIES AND EQUITY	$48,476	$44,598

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Year Ended December 31,
	2025	2024
Cash Flows From Operating Activities:
Net income	$1,461	$1,187
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,612	1,524
Amortization of nuclear fuel	56	81
Amortization of debt issuance costs and premium/discounts	19	19
Deferred income taxes and production and investment tax credits, net	253	127
Allowance for equity funds used during construction	(88)	(76)
Stock-based compensation costs	28	28
Other	63	87
Changes in assets and liabilities	(51)	(214)
Net cash provided by operating activities	3,353	2,763
Cash Flows From Investing Activities:
Capital expenditures	(4,128)	(4,319)
Nuclear fuel expenditures	(46)	(91)
Purchases of securities – nuclear decommissioning trust fund	(440)	(584)
Sales and maturities of securities – nuclear decommissioning trust fund	416	564
Other	53	(26)
Net cash used in investing activities	(4,145)	(4,456)
Cash Flows From Financing Activities:
Dividends on common stock	(768)	(714)
Dividends paid to noncontrolling interest holders	(5)	(5)
Short-term debt, net	(499)	607
Maturities and extinguishment of long-term debt	(341)	(893)
Issuances of long-term debt	1,960	2,535
Issuances of common stock	574	273
Employee payroll taxes related to stock-based compensation	(13)	(8)
Debt issuance costs	(24)	(31)
Other	—	(15)
Net cash provided by financing activities	884	1,749
Net change in cash, cash equivalents, and restricted cash	92	56
Cash, cash equivalents, and restricted cash at beginning of year(a)	328	272
Cash, cash equivalents, and restricted cash at end of year(b)	$420	$328
(a)Includes $7 million of cash and cash equivalents and $321 million of restricted cash as of December 31, 2024.
(b)Includes $13 million of cash and cash equivalents and $407 million of restricted cash as of December 31, 2025.